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                                                                    Exhibit 21.1

                   SUBSIDIARIES OF SOUTHERN STAR CENTRAL CORP.


         Name of Subsidiary                                State of Organization

Southern Star Central Gas Pipeline, Inc.                          Delaware
Western Frontier Pipeline Company, L.L.C.                         Delaware